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                               EXHIBIT 99.2

                       NOTICE OF GUARANTEED DELIVERY
                               FOR TENDER OF
           FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES
             (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                    OF
                         OLD KENT CAPITAL TRUST I

     As set forth in the Prospectus dated __________, 1997 (the "Prospectus"), of Old Kent Capital Trust I (the "Trust") and Old Kent Financial Corporation under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities--Guaranteed Delivery," this form must be used to accept the Trust's offer to exchange its Floating Rate Subordinated Capital Income Securities (the "New Capital Securities") for a like Liquidation Amount of its outstanding Floating Rate Subordinated Capital Income Securities (the "Old Capital Securities"), by Holders who wish to tender their Old Capital Securities and (i) whose Old Capital Securities are not immediately available or (ii) cannot deliver their Old Capital Securities, the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date. This form must be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                          THE EXCHANGE AGENT IS:
                           BANKERS TRUST COMPANY

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
         BY MAIL:                         BY HAND:                  BY OVERNIGHT MAIL OR COURIER:
BT Services Tennessee, Inc.         Bankers Trust Company            BT Services Tennessee, Inc.
    Reorganization Unit       Corporate Trust and Agency Group     Corporate Trust and Agency Group
      P.O. Box 292737             Receipt & Delivery Window              Reorganization Unit
 Nashville, TN 37229-2737     123 Washington Street, 1st Floor        648 Grassmere Park Road
                                      New York, NY 10006                Nashville, TN 37211

                                   FOR INFORMATION CALL.
                                      (800) 735-7777

                                  Confirm: (615) 835-3572
                                 Facsimile: (615) 835-3701
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

     The undersigned hereby tenders for exchange to the Trust upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities--Guaranteed Delivery."

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on _____________, 1997, unless extended by the Trust. The term "Expiration Date" shall mean
5:00 p.m., New York City time, on ___________, 1997, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.


                                 SIGNATURE



X ________________________________________     Date: ______________________

X ________________________________________     Date: ______________________
Signature(s) of Registered Holder(s)
of Authorized Signatory

Area Code and Telephone Number: ___________________________________________

Name(s) ___________________________________________________________________
                              (Please Print)




Capacity (full title, if signing in a fiduciary or representative capacity):

___________________________________________________________________________

Address: __________________________________________________________________
                           (Including Zip Code)

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Taxpayer Identification or
Social Security No.:_______________________________________________________

Aggregate Liquidation Amount of
Old Capital Securities Tendered
(must be in integral
multiples of $1,000): $________________________________


Certificate Number(s) of Old Capital Securities (if available):



Aggregate Liquidation Amount
Represented by Certificate(s): $________________________________

IF TENDERED OLD CAPITAL SECURITIES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY ("DTC") ACCOUNT NO. AND TRANSACTION CODE NUMBER (IF AVAILABLE):

Account No.________________________________________________________________

Transaction No.____________________________________________________________


                           GUARANTY OF DELIVERY
                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or entity identified as an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Capital Securities in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities--Book-Entry Transfer" and other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.










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Name of Eligible Institution:______________________________________________

                                             AUTHORIZED SIGNATURE

Address:______________________________  Name:______________________________

______________________________________  Title:_____________________________

Area Code and Telephone No.:__________  Date:______________________________

     NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY EXECUTED LETTER OF TRANSMITTAL.